                                                                 EXHIBIT 10.10


==============================================================================


                       ADMINISTRATIVE SERVICES AGREEMENT

                                 BY AND BETWEEN

                 HOW INSURANCE COMPANY, a RISK RETENTION GROUP,

                         HOME WARRANTY CORPORATION AND

                        HOME OWNERS WARRANTY CORPORATION

               IN RECEIVERSHIP FOR REHABILITATION OR LIQUIDATION

                                      AND

                   MILLERS INTEGRATED CLAIMS RESOURCES, INC.

                           DOING BUSINESS AS MILIRISK


==============================================================================

                               TABLE OF CONTENTS


RECITALS..........................................................................................................1

AGREEMENT.........................................................................................................1

ARTICLE 1.  DEFINITIONS...........................................................................................1
   Section 1.1 Certain Definitions................................................................................1
      1.1.1. "Additional Fee For Excess Paid Claims"..............................................................1
      1.1.2. "Additional Services"................................................................................1
      1.1.3. "Agreement"..........................................................................................2
      1.1.4. "All Applicable Laws"................................................................................2
      1.1.5. "Annual Service Fees"................................................................................2
      1.1.6. "Authorized Representative"..........................................................................2
      1.1.7. "Calendar Year"......................................................................................2
      1.1.8. "Commission".........................................................................................2
      1.1.9. "Commissioner".......................................................................................2
      1.1.10. "Conversion"........................................................................................2
      1.1.11. "Conversion Date"...................................................................................2
      1.1.12. "Deputy Receiver"...................................................................................2
      1.1.13. "Duplicate Policy"..................................................................................3
      1.1.14. "Effective Date"....................................................................................3
      1.1.15. "Excess Paid Claims"................................................................................3
      1.1.16. "Fee Rates".........................................................................................3
      1.1.17. "Guarantor".........................................................................................3
      1.1.18. "Guaranty"..........................................................................................3
      1.1.19. "Home Owners".......................................................................................3
      1.1.20. "Manuals"...........................................................................................3
      1.1.21. "Material"..........................................................................................3
      1.1.22. "Maximum Paid Claims Count".........................................................................4
      1.1.23. "Minimum Paid Claims Count".........................................................................4
      1.1.24. "Paid Claims Below Minimum".........................................................................4
      1.1.25. "Paid Claims".......................................................................................4
      1.1.26. "Person"............................................................................................4
      1.1.27. "Policies"..........................................................................................4
      1.1.28. "Receivership Orders"...............................................................................6
      1.1.29. "Records"...........................................................................................6
      1.1.30. "Refund Fee For Claims Below Minimum Paid Claims Count".............................................6
      1.1.31. "Service Coordinator"...............................................................................7
      1.1.32. "Services"..........................................................................................7
      1.1.33. "Special Deputy Receiver"...........................................................................7
      1.1.34. "Term"..............................................................................................7
      1.1.35. "Transition Period".................................................................................7
   Section 1.2 Other Definitions..................................................................................7


ARTICLE 2.  TERMS OF ENGAGEMENT...................................................................................7
   Section 2.1 Engagement.........................................................................................7
   Section 2.2 Maintenance of Records.............................................................................7
   Section 2.3 Ownership of Records...............................................................................8
   Section 2.4 Notice of Claims...................................................................................8
   Section 2.5 Attendance at Meetings.............................................................................8
   Section 2.6 Conflicts of Interest..............................................................................8
   Section 2.7 Compliance with All Applicable Laws................................................................9
   Section 2.8 Compliance with Manuals............................................................................9
   Section 2.9 Legibility of Records..............................................................................9
   Section 2.10 Disbursements.....................................................................................9
   Section 2.11 Delivery and Collection of Company Assets........................................................10
   Section 2.12 Loss of Data.....................................................................................10
   Section 2.13 Standard of Care.................................................................................10
   Section 2.14 Reports..........................................................................................10
   Section 2.15 Subcontracts.....................................................................................10
   Section 2.16 Fraud Prevention.................................................................................11
   Section 2.17 Disaster Recovery Plan and Record Retention......................................................11
   Section 2.18 Other Acts.......................................................................................11
   Section 2.19 Determination of Conversion Date.................................................................11
   Section 2.20 21 Day Transition Period.........................................................................11
      2.20.1. Employment Matters.................................................................................12
      2.20.2. Contractor's Purchase of Company Assets............................................................12
   Section 2.21 45 Day Transition Period.........................................................................12
      2.21.1. Relocation of Company Operations...................................................................12

ARTICLE 3.  COMPENSATION AND REIMBURSEMENT.......................................................................13
   Section 3.1 Scope.............................................................................................13
   Section 3.2 Initial Fee for Conversion........................................................................13
   Section 3.3 Annual Service Fees After Conversion..............................................................13
   Section 3.4 Fees for Partial Month............................................................................13
   Section 3.5 Additional Fee For Excess Paid Claims and Refund Fee For Claims Below Minimum Paid Claims Count...14
   Section 3.6 Additional Programming Fees.......................................................................14
   Section 3.7 Taxes.............................................................................................14
   Section 3.8 Additional Services...............................................................................15
   Section 3.9 Contractor's Overhead.............................................................................15
   Section 3.10 Costs of Third Parties and Third Party Litigation................................................15
   Section 3.11 Suspension of Performance........................................................................16

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES.......................................................................16
   Section 4.1 Representations of Contractor.....................................................................16
      4.1.1. Due Organization....................................................................................16
      4.1.2. Authority...........................................................................................16

      4.1.3. No Violation........................................................................................16
      4.1.4. No Litigation.......................................................................................16
      4.1.5. Enforceability......................................................................................16
      4.1.6. Licenses and Permits................................................................................15
      4.1.7. Skills and Experience...............................................................................15
      4.1.8......................................................................................................15
   Section 4.2 Deliveries On or Prior to Effective Date..........................................................15
      4.2.1......................................................................................................15
      4.2.2......................................................................................................15
      4.2.3......................................................................................................15
      4.2.4......................................................................................................15
      4.2.5......................................................................................................15
   Section 4.3 Representations of the Company....................................................................15
      4.3.1. Due Organization....................................................................................15
      4.3.2. Authority...........................................................................................16
      4.3.3. Approvals...........................................................................................16
      4.3.4. Enforceability......................................................................................16

ARTICLE 5.  TERMINATION..........................................................................................16
   Section 5.1 Termination.......................................................................................16
      5.1.1. Without Cause.......................................................................................16
      5.1.2. Breach..............................................................................................16
      5.1.3. Insolvency of Contractor............................................................................16
      5.1.4. Delay in Conversion.................................................................................17
      5.1.5. Illegal Acts........................................................................................17
   Section 5.2 Effect of Termination.............................................................................17
   Section 5.3 Final Accounting..................................................................................17
   Section 5.4 Trust Funds.......................................................................................17
   Section 5.5 Termination Fee...................................................................................18

ARTICLE 6.  CONFIDENTIAL INFORMATION.............................................................................18
   Section 6.1 Confidential Information..........................................................................18
      6.1.1. Disclosure by Legal Process.........................................................................19
      6.1.2. Other - Disclosure..................................................................................19
      6.1.3. Infringement........................................................................................19
      6.1.4. Publicity...........................................................................................19
   Section 6.2 Return of Confidential Information................................................................19
   Section 6.3 Unauthorized Use of Claims and Policy Information.................................................19
   Section 6.4 No Improper Solicitation of Employees.............................................................19
   Section 6.5 Injunctive Relief.................................................................................20

ARTICLE 7. INDEMNIFICATION.......................................................................................20
   Section 7.1 Duty to Indemnify.................................................................................20
   Section 7.2 Notice of Claims..................................................................................20
   Section 7.3 Professional Errors and Omissions Insurance and Fidelity Bond.....................................20


ARTICLE 8.  MISCELLANEOUS PROVISIONS.............................................................................21
   Section 8.1 Non-Discrimination................................................................................21
   Section 8.2 Examination of Contractor Business Records........................................................21
   Section 8.3 Amendment.........................................................................................21
   Section 8.4 Force Majeure.....................................................................................21
   Section 8.5 Service Coordinator...............................................................................22
   Section 8.6 Notices...........................................................................................22
   Section 8.7 Governing Law.....................................................................................23
   Section 8.8 Severability......................................................................................23
   Section 8.9 Benefit and Assignment............................................................................23
   Section 8.10 Headings.........................................................................................24
   Section 8.11 Counterparts.....................................................................................24
   Section 8.12 General Terms....................................................................................24
   Section 8.13 Independent Contractor...........................................................................24
   Section 8.14 Complete Agreement...............................................................................24
   Section 8.15 Construction.....................................................................................24
   Section 8.16 Time.............................................................................................24
   Section 8.17 No Implied Waivers; Remedies.....................................................................24
   Section 8.18 Attorneys' Fees..................................................................................25
   Section 8.19 Dispute Resolution...............................................................................25
   Section 8.20 Travel...........................................................................................25
   Section 8.21 No Benefit to Others.............................................................................25
   Section 8.22 Consent..........................................................................................25
   Section 8.23 Representative Capacity..........................................................................26

                             EXHIBITS AND SCHEDULES


Exhibit A         Manuals
Exhibit B         Guaranty
Schedule 1        Schedule of Services
Schedule 2        Schedule of Fee Rates
Schedule 3        Schedule of Assets
Schedule 4        Takeover Claim Files
Schedule 5        Partial List of Computer System Program Matters
Schedule 6        Company's Periodic Reports

                       ADMINISTRATIVE SERVICES AGREEMENT


         THIS ADMINISTRATIVE SERVICES AGREEMENT ("this Agreement"), is made by and between Steven T. Foster, Commissioner of Insurance, Bureau of Insurance, State Corporation Commission of the Commonwealth of Virginia, (hereinafter the "Deputy Receiver") in his capacity as Deputy Receiver of HOW Insurance Company, a Risk Retention Group, Home Warranty Corporation and Home Owners Warranty Corporation, In Receivership (hereinafter referred to as "HOWIC", "HWC", "HOW" and collectively, the "Company") and Millers Integrated Claims Resources, Inc., a Texas corporation doing business under an assumed name as MiliRisk ("Contractor").

                                    RECITALS

         A. The Company desires to engage Contractor to administer the Policies.

         B.    Contractor desires to administer the Policies.

         C. The Company and Contractor desire to reduce their agreement regarding Contractor's administration of the Policies to writing.

                                   AGREEMENT

         NOW, THEREFORE, for and in consideration of the premises, the various agreements of the Company and Contractor, and other good and valuable consideration, the receipt and sufficiency of which is expressly acknowledged, the Company and Contractor covenant and agree as follows:


                                   ARTICLE 1.

                                  DEFINITIONS

         Section 1.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings:

                  1.1.1. "Additional Fee For Excess Paid Claims" means additional fees attributable to Excess Paid Claims as to which the Contractor is entitled to compensation, with such additional fees being equal to the total amount produced by multiplying SEVEN HUNDRED AND FIFTY DOLLARS ($750) for each Paid Claim within a Calendar Year in excess of the Maximum Paid Claims Count established for that Calendar Year as set forth in Schedule 2 herein.

                  1.1.2. "Additional Services" means any Services with respect to the Policies performed by Contractor at the Company's request that are not described in, incidental to, or inferable from, this Agreement or Schedule 1 attached hereto, as determined by the Company in its reasonable discretion.

                  1.1.3. "Agreement" means this Administrative Services Agreement by and between the Deputy Receiver and Contractor, all exhibits and schedules attached hereto, and any amendments to the Agreement, exhibits or schedules as may be properly made hereunder.

                  1.1.4. "All Applicable Laws" means all present and future insurance and other laws, orders and regulations of federal, state, municipal and local governments that regulate or govern the operations of Contractor or the Company.

                  1.1.5. "Annual Service Fees" means the Annual Service Fees set forth at Section 1 of Schedule 2 to this Agreement.


                  1.1.6. "Authorized Representative" means those Persons duly authorized by the Deputy Receiver to act on behalf of the Company.

                  1.1.7. "Calendar Year" means the period beginning on January 1 and ending on December 31 of the same year. Notwithstanding the above, for the year 1996 only, the Calendar Year shall commence on the Conversion Date and end on December 31, 1996.

                  1.1.8. "Commission" means the State Corporation Commission of the Commonwealth of Virginia, and its successors.

                  1.1.9. "Commissioner" means Steven T. Foster, in his capacity as Commissioner of Insurance, Bureau of Insurance, State Corporation Commission of the Commonwealth of Virginia, and his successors in office.

                  1.1.10. "Conversion" means the process whereby the Contractor performs all matters necessary to assure full responsibility for administration of the Policies during the Transition Period in order to be in a position to fully perform all Services contemplated in this Agreement.

                  1.1.11. "Conversion Date" means the date, reasonably determined by the Company as the date on which Conversion is substantially complete and the Contractor assumes full responsibility for administration of the Policies and is able to fully perform the Services in this Agreement. The Conversion Date, currently estimated to be April 30, 1996, shall not occur prior to the end of the Transition Period. For the purposes of this
Section 1.1.11, conversion shall be substantially complete if the Contractor is 1) performing the Services at Contractor's business facilities at 300 Burnett Street, Fort Worth, Texas, 2) the Company's Irving, Texas, office facility has been closed, and 3) eighty percent (80W) of the Company's employees, who perform functions related to the Services, have been dismissed as employees by the Deputy Receiver.

                  1.1.12. "Deputy Receiver" means Steven T. Foster or his successor, in his capacity as Deputy Receiver of the Company.

                  1.1.13. "Duplicate Policy" means a policy form reproduced by Contractor in accordance with the Manuals.

                  1.1.14. "Effective Date" means the date on which the provisions of this Agreement shall take effect, which shall be the date on which the last party to sign this Agreement signs this Agreement.

                  1.1.15. "Excess Paid Claims" means the total number of Paid Claims within a Calendar Year in excess of the Maximum Paid Claims Count established for that Calendar Year as set forth in Schedule 2 herein.

                  1.1.16. "Fee Rates" means the rates of compensation to be paid by the Company to Contractor as fees for performing Services in accordance with this Agreement, which rates, except for fees for any Additional Services, are fixed for the Term at the rates set forth in this Agreement and in Schedule 2 attached hereto.

                  1.1.17. "Guarantor" means Millers Mutual Fire Insurance Company, a Texas corporation and mutual fire insurance company operating under the provisions of Chapter 15 of the Texas Insurance Code.

                  1.1.18. "Guaranty" means the guaranty executed and issued by Guarantor in the form of, and attached as, Exhibit B to this Agreement.

                  1.1.19. "Home Owners" means the legal owner(s) of a home covered by a valid Policy which has not expired, and as to whom the time period for filing a claim has not lapsed.

                  1.1.20. "Manuals" means the Company's Claims Manual and Policy and Procedures Manual(s) (with exhibits) being used by the Company for administration of the Policies, in effect (and as amended by the Company or the Service Coordinator) from time to time. The Manuals in effect as of the Effective Date are attached hereto as Exhibit A.

                  1.1.21. "Material" shall mean, unless otherwise specified, of sufficient magnitude that a reasonably prudent person, similarly situated, would under the relevant circumstances, take (or, as the case may be, refrain from taking) the action contemplated.

                  1.1.22. "Maximum Paid Claims Count" means the maximum number of Paid Claims that may be adjusted by the Contractor within any Calendar Year before the fixed Fee Rates of the Contractor begin to vary for such Calendar Year.

                  1.1.23. "Minimum Paid Claims Count" means, as to a particular Calendar Year, the "Minimum Paid Claims Count" set forth at Schedule 2.

                  1.1.24. "Paid Claims Below Minimum" means, as to a particular Calendar Year, in the number of Paid Claims for such Calendar Year below the Minimum Paid Claims Count.

As to a particular Calendar Year, Paid Claims Below Minimum is the remainder obtained by subtracting Paid Claims from the Minimum Paid Claims Count for such Calendar Year (determined also by taking into account any Paid Claims during such Calendar Year arising from takeover claim files set forth at Schedule 4).

                  1.1.25. "Paid Claims" means policyholder or Home Owner claims paid by the Contractor. Each policyholder or Home Owner claim paid shall equal one Paid Claims count. The aggregate of all Paid Claims in a single Calendar Year shall equal the total Paid Claims count for such Calendar Year. Multiple claims paid arising from a single incident, condition, or claims occurrence at a home shall be considered one Paid Claims Count, regardless of the number of claim payments made for such incident or claims occurrence. However, notwithstanding the foregoing, the Paid Claims count will include those claims which are not greater than the applicable deductible but fully adjudicated by Contractor in accordance with the Manuals. Paid Claims shall not include any amounts paid toward engineer fees, inspector fees, legal fees, court reporter fees, mediator fees, recovery expense, or other loss adjustment or recovery expenditures paid to third parties, whether submitted by such Persons or policyholders and Home Owners. Paid Claims shall not include any claims adjusted or paid by any Person other than Contractor, except that Paid Claims shall include claims, in excess of applicable builder deductibles, paid in a Calendar Year related to certain National Account Builders, who have agreed, either contractually or otherwise, to adjudicate claims filed on homes built by them.

                  1.1.26. "Person" includes an individual, corporation, trust, partnership, limited liability company, unincorporated association, or other business, government, foreign or domestic organization, or any agency or political subdivision thereof.

                  1.1.27. "Policies" means any policy or contract of insurance issued by HOWIC and providing coverage for Builders Limited Warranty or Major Structural Defects as to a new or remodeled home. With respect to-a specific claim, the term refers to such a policy or contract which, at the time the claim arose, was in effect and provided coverage for the home to which the claim relates. The term includes, but is not limited to: a) that certain document styled BUILDER'S LIMITED WARRANTY" and designated as "HOW 1500(A) n;
b) that certain document styled "Insurance Warranty Documents" and designated inter alia as "Form HOW 500(B)" and "Form HOW 500 III"; c) that certain document styled "HOW BUILDER LIMITED WARRANTY INSURANCE POLICY" designated as HOWIC 1100"; d) those documents styled RISK RETENTION INSURANCE POLICY" and designated as HOWIC 100" and HOWIC 200"; e) those documents styled "PROTECTION CONTRACT" and designated as "TEX-COPP 3"; f) those documents styled "BUILDER/DEVELOPER LIMITED WARRANTY AND MAJOR STRUCTURAL DEFECT COVERAGE" and designated as "HOWIC 2" and "HOW 706D"; g) those documents styled "REMODELER PROGRAM INSURANCE/WARRANTY DOCUMENT" and designated as "HOW 800", and the predecessors and successors of such documents.

                  1.1.28. "Receivership Orders" shall mean: a) that certain "FINAL ORDER APPOINTING RECEIVER FOR REHABILITATION OR LIQUIDATION" entered on October 14, 1994, by the Honorable Melvin R. Hughes, Jr., presiding in the Circuit Court of the City of

Richmond, Virginia, in cause number HE-1059-1, styled COMMONWEALTH OF VIRGINIA, ex rel. STATE CORPORATION COMMISSION AND STEVEN T. FOSTER, COMMISSIONER OF INSURANCE V. HOME WARRANTY CORPORATION, HOME OWNERS WARRANTY CORPORATION, HOW INSURANCE COMPANY, A RISK RETENTION GROUP, AND RONALD E. TILLETT, TREASURER OF VIRGINIA; b) that certain "PERMANENT INJUNCTION" entered on October 17, 1994, by the Honorable Robert E. Payne presiding in the United States District Court for the Eastern District of Virginia, Richmond Division, in cause number 3:94CV742, styled COMMONWEALTH OF VIRGINIA, ex rel. STEVEN T. FOSTER COMMISSIONER OF INSURANCE STATE CORPORATION COMMISSION V. HOW INSURANCE COMPANY, a RISK RETENTION GROUP. HOME WARRANTY CORPORATION, and HOME OWNERS WARRANTY CORPORATION; and c) the predecessor temporary orders of said Courts.

                  1.1.29. "Records" means any and all originals and copies tin whatever form) of letters, correspondence, communications, memoranda, agreements, financial statements, tax returns, schedules, notices, proposals, studies, reports, worksheets, printouts, charts, calculations, work papers, manuals, notes, instructions, drafts, telephone logs, telecopies, messages, analyses, billing or credit statements, invoices, microfiche, records maintained in machine readable form, computer tapes, cartridges and diskettes, and any and all other records in any way relating to the administration of the Policies, which are placed in the possession, custody or control of Contractor by the Company or produced, prepared, received or transmitted by Contractor, all of which shall be and remain the sole and exclusive property of the Company.

                  1.1.30. "Refund Fee For Claims Below Minimum Paid Claims Count" means, as to a particular Calendar Year, the dollar product obtained by multiplying the number of Paid Claims Below Minimum for such Calendar Year times SEVEN HUNDRED AND FIFTY DOLLARS ($750).

                  1.1.31. "Service Coordinator" means any Person designated as such by the Deputy Receiver to oversee Contractor's performance under this Agreement.

                  1.1.32. "Services" means those services described in Schedule 1 attached hereto, and all services incidental to or inferable from the services so described. The Services shall not include any work related to the Company's accounting, actuarial and investment functions other than those Services listed in Schedule 1.

                  1.1.33. "Special Deputy Receiver" means Patrick H. Cantilo or his successor, in his capacity as Special Deputy Receiver of the Company.

                  1.1.34. "Term" means the period commencing on the Effective Date and ending December 31, 2007 (unless mutually extended by the parties), or the date this Agreement is sooner terminated pursuant to Article 5.

                  1.1.35. "Transition Period" means the period commencing on the Effective Date and ending the day that (a) (i) all Company operations related to the Services are relocated to Contractor's business facilities at 300 Burnett Street, Fort Worth, Texas; (ii) the Contractor has assumed full operational responsibility for the Services described herein and at Schedule 1; and (iii) other transitional requirements set forth at Sections 2.20, 2.21 and 2.21.1 have been satisfied by the Contractor (unless mutually extended by the parties), or (b) the date this Agreement is sooner terminated pursuant to
Article 5.

         Section 1.2 Other Definitions. Terms defined elsewhere in this Agreement have the meanings ascribed to them herein.


                                   ARTICLE 2.

                              TERMS OF ENGAGEMENT

         Section 2.1 Engagement. The Company hereby engages Contractor as a third party administrator of the Policies. Contractor hereby accepts such engagement and agrees to perform the Services in accordance with this Agreement and as more specifically set forth at Schedule 1. Contractor shall be considered a "Consultant" of the Receiver, Deputy Receiver and/or Special Deputy Receiver as that term is used in the Receivership Orders.

         Section 2.2 Maintenance of Records. Contractor shall maintain Records relating to the Policies in accordance with the Manuals and reasonable and prudent standards of insurance record-keeping. The Service Coordinator and the Deputy Receiver shall have the right to examine Records at the offices of Contractor during normal business hours after reasonable notice, and to make such copies of Records as the Service Coordinator and the Company may deem appropriate. The provisions of this Section 2.2 shall survive the termination of this Agreement until the Records are delivered to the Company in accordance with Section 5.3 below.

         Section 2.3 Ownership of Records. Notwithstanding any other provision of this Agreement, the Parties acknowledge that all Records received by Contractor from the Company are and shall remain the property of the Company. Further, all Records received by Contractor from claimants, subcontractors and other parties in the course of providing Services hereunder, shall become the property of the Company upon such receipt. Contractor shall be permitted to maintain possession of the Records received from the Company or any such claimants, subcontractors and other parties for the purpose of providing Services hereunder until this Agreement is terminated or until the Company earlier directs under circumstances which would not Materially impair the ability of Contractor to perform hereunder.

         Section 2.4 Notice of Claims. Contractor shall notify the Service Coordinator within 30 days after first becoming aware of any actual or potential legal, administrative or other claim against the Company of which the Company is not aware. However, notwithstanding the foregoing, Contractor shall notify the Service Coordinator within a sufficient period of time to permit an answer to be filed by the Deputy Receiver if a lawsuit or administrative action has been filed against the Company. Contractor is not authorized by the Deputy Receiver to accept service of any legal process in connection with litigation, administrative actions, or other adversary matters filed against the Company or the Deputy Receiver.

         Section 2.5 Attendance at Meetings. Contractor shall attend such meetings and conferences, and participate in such consultations, as the Deputy Receiver (and the Service Coordinator) may reasonably require or as is otherwise reasonably necessary in the Deputy Receiver's view, to perform the Services in accordance with this Agreement. The Deputy Receiver (or the Service Coordinator) may require Contractor to travel to the offices of the Deputy Receiver, Special Deputy Receiver and the Service Coordinator. Any actual and reasonable out-of-pocket travel expenses (for air and ground transportation, meals and lodging) incurred by the Contractor attending meetings and conferences may be reimbursed to Contractor, up to an aggregate $2,250 per trip for such substantiated expenses.

         Section 2.6 Conflicts of Interest. Contractor must refrain from engaging in any business activities that would constitute a conflict of interest or the appearance of a conflict of interest, unless the conflict or apparent conflict is first waived in writing by the Company after full disclosure in each instance. For this purpose, a "conflict of interest" means any business activity undertaken by Contractor for its own account, or for the account of a Person other than the Company, that directly relates to any aspect of the Company's business or affairs or that is directly adverse to the interests of the Company. With respect to the Company's claims, Contractor will refrain from adjudicating, or from taking any action which might affect the adjudication of, any claim, claims matter, or any claims policy and guideline decision of the Company that might affect the insurance policy liabilities of Guarantor, Millers Casualty Insurance Company, or any insurance affiliate of the Millers Group of Companies. Contractor shall forward such claims, claim matters, or claims policy and guideline issues and files to the Service Coordinator so that these issues and matters may be resolved or adjudicated by a Person other than Contractor. The following situations or matters shall not constitute an actual or apparent conflict of interest for Contractor: claims or reinsurance administration, underwriting functions, and other insurance functions performed by or on behalf of Guarantor, Millers Casualty Insurance Company, or any insurance affiliate of the Millers Group of companies; provided, however, that a conflict of interest shall be deemed to exist in any circumstance in which coverage for a particular home, occurrence, Person or entity is alleged to exist, or may exist simultaneously under Policies issued by the Company and policies of insurance, or administration contracts, to which Contractor or its affiliates are parties, including, but not limited to, reinsurance agreements.

         Section 2.7 Compliance with All Applicable Laws. In connection with its performance hereunder, Contractor shall comply and, to the extent of the Services to be provided by Contractor hereunder, use its best efforts to ensure that the Company complies with All Applicable Laws.

         Section 2.8 Compliance with Manuals. Contractor shall comply with the rules, policies, procedures, and standards of the Company set forth in the Manuals throughout the Term. Contractor shall maintain the Manuals and update the Manuals as necessary to ensure compliance by the Company and Contractor with All Applicable Laws.

         Section 2.9 Legibility of Records. Contractor shall ensure the legibility of all Records stored on microfiche, and shall maintain on its premises equipment to view or read the microfiche and to reproduce data on microfiche into legible hard copies. Contractor shall furnish the Service Coordinator and Company with copies of Records as requested, in a mutually acceptable form. Each time Contractor processes data from a Policy into its computer system, Contractor shall us-e its best efforts to verify that the data processed complies with the Service Coordinator's and the Company's record-keeping requirements, as set forth in the Manuals.

         Section 2.10 Disbursements. Contractor shall disburse funds to the policyholders or Home Owners only in accordance with the Manuals and only with the specific written authorization of the Deputy Receiver or the Service Coordinator. A separate bank account shall be established and maintained by the Company to be used exclusively for such disbursements (the "Disbursement Account"). Contractor shall notify the Deputy Receiver or the Service Coordinator daily of funds to be disbursed from the Disbursement Account. As soon as practicable, but within no more than two (2) business days of receiving notification, the Deputy Receiver or the Service Coordinator will electronically transfer such funds to the Disbursement Account for disbursement by Contractor. The approval of the Service Coordinator shall be required prior to Contractor's disbursement of any check in excess of TEN THOUSAND DOLLARS ($10,000). For any check in excess of $20,000, approval of the Special Deputy Receiver shall be required.

         Section 2.11 Delivery and Collection of Company Assets. Contractor will faithfully pursue rights of action and will seek the collection and recovery of certain property, assets, and rights of action belonging to the Company. Contractor is not required to file or institute any legal actions, or to pay the costs of any recovery litigation or third-party recovery expenses, related to the pursuit of rights of action or the recovery of property and assets. All property and assets collected by the Contractor shall be delivered, assigned or paid promptly to the Service Coordinator for the benefit of the Company.

         Section 2.12 Loss of Data. Contractor shall be liable to the Company for the loss or destruction of, or damage to, the Company's data, material or property in the custody, control or possession of Contractor, however caused, unless the loss, destruction or damage to such data is caused by the Service Coordinator or the Company.

         Section 2.13 Standard of Care. Contractor shall adhere to the industry standard of care for a contractor engaged in the type of business and providing the type of services which are contemplated in this Agreement. Without limiting the generality of the foregoing, the Services must be performed by Contractor in a prompt and efficient manner as set forth in this Section 2.13.

         Section 2.14 Reports. Contractor shall prepare and deliver to the Service Coordinator, the reports set forth in Schedule 6 in a prompt and efficient manner. All reports must be accurate, complete and in hard copy format with complete backup on microfiche. If the Special Deputy Receiver requests that the reports be placed on magnetic media, it should be in the form of a data cartridge tape or CD-ROM. Compatible software and hardware would be designated. Documents provided in any magnetic media format should be compatible with standard Windows-based software for word processing, spreadsheet, and database applications for IBM compatible computers. If Contractor becomes aware of any error(s) in any report prepared by Contractor, Contractor shall immediately correct the error(s) in an amended report clearly marked as such (with such error(s) clearly noted therein) and promptly send such amended report to the Service Coordinator.

         Section 2.15 Subcontracts. Contractor may not subcontract with any other party to perform Services that Contractor is required to perform hereunder, without the prior written consent of the Special Deputy Receiver (or Service Coordinator). Contractor may, at its own expense, hire consultants or independent contractors to work on Contractor's in-house computer system. Contractor shall be fully responsible for the work performed by subcontractors, consultants and independent contractors in connection with this Agreement.

         Section 2.16 Fraud Prevention. Contractor shall ensure such control of its accounting and financial transactions, including claim and policy transactions, as is reasonably and prudently necessary to protect against loss of the Company's assets and property from theft, error or fraudulent activity on the part of Contractor's employees or third parties. Contractor will establish and enforce guidelines and procedures to detect fraudulent claims so as to protect the Company against loss of assets and property.

         Section 2.17 Disaster Recovery Plan and Record Retention. Contractor shall maintain throughout the Term a disaster recovery plan reasonably acceptable to the Company in all respects. For this purpose, the disaster recovery plan shall be initially acceptable to the Company if, no later than the Effective Date, Contractor has adopted the same plan as the plan utilized by The Millers Group dated September 20, 1994 (the "Disaster Recovery Plan") with respect to its insurance company operations and the protection of its policyholder records; provided, however, that any amendments to the Disaster Recovery Plan after the Effective Date shall modify the disaster recovery plan under this Agreement only if approved by the Service Coordinator in writing. Contractor shall retain all Records of the Company, except such hard copy Records as may be destroyed by Contractor after six (6) years as provided herein, throughout the Term of this Agreement. Hard copy Records shall be maintained for a period of six (6) years after receipt by, or the production of such Records to, the Contractor. Following the expiration of such six (6) year period, the Company's Records shall be kept on microfiche or other magnetic media acceptable to the Deputy Receiver. All Records will be returned promptly to the Deputy Receiver or Service Coordinator, in accordance with instructions provided by either of them, after the termination of this Agreement.

         Section 2.18 Other Acts. Contractor shall perform any other act reasonably necessary or proper in the prudent administration of the Policies, in compliance with this Agreement and All Applicable Laws. It is understood and agreed that refinement and detailing will be accomplished from time to time with respect to the Services set forth in Schedule 1. Such refinement and detailing shall not constitute Additional Services unless it results in Material changes in the scope, quality, function, or intent of the Services not reasonably inferable or anticipatable by a contractor engaged in the type of business and providing the type of services which are contemplated in this Agreement.

         Section 2.19 Determination of Conversion Date. The Company shall advise Contractor i-n writing of the date on which the Company deems the Transition Period ended and Conversion to have been completed, and such date shall be conclusively presumed to be the Conversion Date for purposes of this Agreement.

         Section 2.20 21 Day Transition Period. During the period commencing on the Effective Date and ending twenty-one (21) days after such date, Contractor shall be actively involved with Company personnel and representatives of the Service Coordinator and the Company in order to ensure the continuity of customer service practices, policy and claims administration, transfer of various furniture, fixtures and equipment, assumption of certain leases and retention of, as employees of Contractor, current Company personnel. During this twenty-one (21) day "Transition Period", Contractor shall, without limitation, do the following:

                  2.20.1. Employment Matters. Contractor may offer employment to any then current Company employee, and the terms of any employment offer or employment arrangement shall be at the sole discretion of Contractor.

                  2.20.2. Contractor's Purchase of Company Assets. Contractor shall assume all current Company service or maintenance arrangements, etc. for Company property and equipment sold to Contractor on or before the Conversion Date. No later than the Conversion Date, Contractor will purchase the Company's current computer systems (including hardware and software the "Computer Systems")), as set forth on Schedule 3, for a purchase price of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000). Contractor may purchase furniture, fixtures and other equipment (hereinafter collectively referred to as "Other Property") currently located at the Company's offices at 909 East Las Colinas Boulevard, Dallas, Texas as set forth on Schedule 3. Contractor will submit within ten
(10) days from the Effective Date a proposal to purchase the Other Property, in whole or in part, specifying in detail the purchase price it proposes to pay for each of the assets comprising the Other Property, and on terms that are acceptable to Contractor. The Contractor's purchase proposal for the Other Property shall represent an irrevocable offer of the Contractor during the Transition Period and, notwithstanding same, the Company may, at its option,
(1) sell any of the Other Property listed at Schedule 3 to other parties during or after the Transition Period, (2) sell such Other Property to Contractor, or
(3) retain such Other Property as the Company sees fit. As to any assets sold to Contractor, the Company shall execute such bills of sale, assignments and other documents as are reasonably required to effect the purchase and sale of such Company assets and the Contractor shall execute such assumption documents, bills of sale, assignments and other documents as are reasonably required to effect the purchase and sale of such Company assets on an "as is" basis and the assumption of its service or maintenance contract arrangements applicable to such purchase. In connection with the sale of any Company assets hereunder, the Company makes no warranties, express or implied, as to the fitness or merchantability of any asset sold.

         Section 2.21 45 Day Transition Period. During the period commencing on the Effective Date and ending forty-five (45) days after such date, the Company, its personnel and representatives shall work closely with the Contractor in order that the Contractor be fully apprised of matters necessary for it to assume full operational responsibility of the Company's affairs related to the Policies and Services to be provided. By the end of the Transition Period, but in any event before April 30, 1996, the Contractor shall assume full operating responsibility for the Company's business affairs related to the Services.

                  2.21.1. Relocation of Company Operations. Recognizing that the Company may be required to vacate its business location on or before April 30, 1996, the Contractor shall exercise its best efforts to assist the Company in moving all Company operations, retained and, if applicable, non-retained employees, purchased and, if applicable, non-purchased property and equipment to Contractor's business facilities located at 300 Burnett Street, Fort Worth, Texas prior to April 30, 1996. The Contractor shall bear the cost of, and be responsible for, the transportation and delivery of any purchased equipment and Other Property purchased by Contractor. All other costs of relocation shall be borne by the Company.


                                   ARTICLE 3.

                         COMPENSATION AND REIMBURSEMENT

         Section 3.1 Scope. Contractor shall be compensated for the Services rendered hereunder as provided in this Article 3.

         Section 3.2 Initial Fee for Conversion. The Company shall pay Contractor, within ten (10) business days after the Effective Date a one-time fee of SIXTY-FIVE THOUSAND DOLLARS ($65,000) to offset front-end relocation costs, for initial set-up and for achieving Conversion. If for any reason not attributable to Contractor, the Conversion is not achieved, Contractor shall refund fifty percent (50W) of the fee, or THIRTY-TWO THOUSAND FIVE HUNDRED DOLLARS ($32,500) to the Company within ten (10) business days of demand therefor. The Contractor shall refund one hundred percent (100W) of the fee, or SIXTY-FIVE THOUSAND DOLLARS ($65,000), to the Company within ten (10) business days of demand therefor if Conversion is not achieved because of any reason attributable to Contractor and not the Company.

         Section 3.3 Annual Service Fees After Conversion. Commencing on the Conversion Date and thereafter, on the first day of each month (or fractional month) within the Term of this Agreement, the Company shall pay Contractor one-twelfth (1/12th) of the Annual Service Fee set forth at Section 1 of
Schedule 2 hereunder. Notwithstanding the foregoing, for Calendar Year 1996 only, the Company shall pay Contractor on the first day of each month the amount due for such month, which shall be calculated by determining the total number of months remaining for 1996 after the Conversion Date, and then dividing by such number the Annual Fee for 1996 set forth on Schedule 2 herein.

         Section 3.4 Fees for Partial Month. For any portion of the Term after the Conversion Date that is less than an entire calendar month, the portion of the Annual Service Fees payable with respect to that month shall be prorated by multiplying the monthly fee computed under Section 3.3 by a fraction, the numerator of which is the number of days of such calendar month within the Term and the denominator of which is the total number of days in such calendar month. The provisions of this Section 3.4 shall survive the termination of this Agreement.

         Section 3.5 Additional Fee For Excess Paid Claims and Refund Fee For Claims Below Minimum Paid Claims Count. The Company shall pay Contractor the Additional Fee For Excess Paid Claims set forth at Section 2 of Schedule 2 hereunder. Absent any dispute by the Company regarding same, the Annual Fee For Excess Paid Claims will be payable within thirty (30) days after presentation by Contractor of a yearly report (`"Reconciliation") identifying the total Paid Claims for the Calendar Year and identifying the Excess Paid Claims during such Calendar Year. For purposes of determining Excess Paid Claims, once a claim is paid in a particular Calendar Year, the claim shall be considered a Paid Claim in such Calendar Year. Notwithstanding the foregoing, Contractor shall pay to the Company a Refund Fee For Claims Below Minimum Paid Claims Count for each Calendar Year in which there are Paid Claims Below Minimum. The Refund Fee For Claims Below Minimum Paid Claims Count shall be payable thirty (30) days following the end of such Calendar Year. Further, "takeover claim files" (claim files open as of the Conversion Date) shall not be counted when the parties calculate the total Paid Claims in any Calendar Year, and Contractor shall assume the responsibility for such takeover claim files without further compensation therefor. Notwithstanding the foregoing, takeover claim files shall be counted as Paid Claims by the parties when determining whether there are Paid Claims Below Minimum for any Calendar Year. Takeover claim files are set forth on Schedule 4 herein, and this schedule shall be amended by the parties to reflect claim files opened or closed between January 31, 1996, and the Conversion Date.

         Section 3.6 Additional Programming Fees. Contractor shall provide up to one hundred (100) hours per year of custom programming to support the reporting needs of the Company. Additional custom programming will be available at the Company's request at a charge of $50.00 per hour, plus reasonable expenses incurred by the Contractor. Additional custom programming shall consist of new programs written by the Contractor to support special reports and certain information requested by the Deputy Receiver or Service Coordinator which are outside the scope or intent of the Services and not reasonably inferable or anticipatable by a contractor engaged in the type of business, and providing the type of services, which are contemplated in this Agreement. Any programming necessary to support, maintain, refine, fix, improve, document or upgrade the programs already written by the Deputy Receiver for the Company's current computer systems shall not be considered additional programming but shall be performed by Contractor as part of the Services. A partial list of computer system program matters which need to be added, maintained, refined, fixed, improved, documented or upgraded to the Company's current computer systems is set forth on Schedule 5 herein. The production of existing reports, modification of such existing reports to satisfy regulatory, auditor, or the Deputy Receiver's requirements, shall not be considered additional programming. The Service Coordinator shall notify Contractor of such custom programming needs and have sole discretion as to whether a project requires custom programming or whether such programming is necessary for projects in Contractors ordinary course of business under this Agreement.

         Section 3.7 Taxes. Contractor shall be responsible for all applicable sales, use, administrative service and other taxes payable in connection with Contractor's administration of the Policies. Contractor shall also be responsible for all payroll taxes arising from the employment of any former Company employee retained by the Contractor as its employee and in no event shall any such former employee be considered an employee of the Company or the Service Coordinator after employment by the Contractor. Contractor shall further be responsible for all filings of applicable tax returns or reports applicable to its employees, sub-contractors, and third parties who perform services on behalf of the Company, including, without limitation, IRS Forms 940, 941, 1099, W-2, W-3, etc.

         Section 3.8 Additional Services. If the Deputy Receiver desires that Contractor render Additional Services, the Deputy Receiver shall provide written notice to Contractor of that desire, and during the thirty (30) days following the giving of such notice, the Deputy Receiver and Contractor will negotiate in good faith regarding the provision of such services at a reasonable cost and on reasonable terms. The Deputy Receiver and Contractor will have the absolute right not to enter into any agreement with respect to the provision of Additional Services. Except as otherwise agreed, Contractor shall bill the Company on or before the first day of the second month following the month in which charges for Additional Services are incurred and will submit with its invoice a tabulation of the hours and dates on which the Additional Services were furnished, if applicable, and such other data supporting the charges as the Company ma? reasonably request. The Service Coordinator shall pay each approved invoice for agreed Additional Services within thirty (30) days of receipt, unless otherwise agreed. If Contractor does not bill the Company for such charges within thirteen (13) months after the month in which the charges accrued, Contractor shall be conclusively presumed to have waived such charges.

         Section 3.9 Contractor's Overhead. The fees to be paid to Contractor pursuant to this Article 3, and the travel expenses to be reimbursed to Contractor pursuant to Section 2.5, constitute the entire compensation and reimbursement to which Contractor shall be entitled under this Agreement or in connection with its administration of the Policies, all of which compensation shall be paid as a priority administrative expense of the Company as and when due. Except to the extent specifically set forth in this Article 3, Section 2.5 and Schedule 2, Contractor is not and shall not be entitled to any other compensation or reimbursement of any kind or character. No part of Contractor's general overhead, administrative or direct or indirect expenses shall be reimbursed by the Company.

         Section 3.10 Costs of Third Parties and Third Party Litigation. Contractor will not be responsible for the costs of litigation relating to claims being processed by Contractor in accordance with this Agreement that arise from disputes between or among the Company, Home Owners, policyholders or other Persons, so long as Contractor complies with this Agreement and with the Company's Manuals, rules and procedures regarding the processing of those claims and the interpleading of any funds associated therewith. The Company shall pay the reasonable loss adjustment fees and expenses of engineers, inspectors, adjusters, attorneys, and other amounts incurred with third parties related to the adjudication of the Company's claims hereunder.

         Section 3.11 Suspension of Performance. If the Company fails to make any undisputed payment properly due and owing to Contractor hereunder within fifteen (15) business days after the Company's receipt of written notice of such failure to pay, Contractor may, in addition to exercising its other rights and remedies under this Agreement, at law or in equity, suspend performance of Services until such payment is made.


                                   ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1 Representations of Contractor. Contractor represents and warrants to the as of the Effective Date Company that:

         4.1.1. Due Organization. Contractor is a stock corporation chartered by the State of Texas, duly organized, validly existing and now in good standing under the laws of the state of its incorporation. Contractor has all corporate power and authority required to execute, deliver and perform this Agreement.

         4.1.2. Authority. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of the directors and officers (or their equivalents) of Contractor and Guarantor.

         4.1.3. No Violation. The execution, delivery and performance of this Agreement does not and will not contravene or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award of any court, bureau, commission, governmental agency or administrative body to which Contractor is subject, or constitute a breach or violation of, or result in a default (with or without the giving of notice or the lapse of time or both) under, any indenture, contract, agreement, instrument or other commitment to which Contractor is a party or by which Contractor may be bound or affected.

         4.1.4. No Litigation. No outstanding orders, decrees or judgments or legal actions, suits, proceedings, administrative actions, strikes, labor disputes or investigations are pending or, to Contractor's knowledge, threatened against Contractor or the Guarantor which would individually or in the aggregate Materially and adversely affect Contractor or that would Materially impair Contractor's ability to perform its obligations hereunder.

         4.1.5. Enforceability. This Agreement constitutes a legal, valid and binding agreement of Contractor, enforceable against Contractor in accordance with its terms, except as limited by bankruptcy, insolvency, receivership and similar laws from time to time in effect.

         4.1.6. Licenses and Permits. Contractor has obtained all licenses and permits necessary to legally execute, deliver and perform the Services.

         4.1.7. Skills and Experience. Contractor (a) possesses the skills and experience needed to perform the Services in accordance with this Agreement,
(b) shall devote sufficient resources to this project to enable Contractor to achieve Conversion promptly, and (c) shall perform all Services in accordance with Schedule 1, the Manuals and the industry standard of care for a contractor engaged in the type of business, and providing the type of services, which are contemplated in this Agreement.

         4.1.8. On the Conversion Date, Contractor shall give such further assurances as are necessary, in the judgment of the Company, to effect the Conversion, including a representation and warranty to the Company that its representations made pursuant to this Section 4.1 are true and correct as of the Conversion Date and that no material change has occurred with respect to the ability or financial condition of Contractor or Guarantor that would materially adversely affect their respective abilities to perform under this Agreement or the Guaranty.

         Section 4.2 Deliveries On or Prior to Effective Date. This Agreement shall not be effective unless the Contractor delivers to the Deputy Receiver the following documents on or prior to the Effective Date:

                  4.2.1. Certificate of Good Standing of the Contractor and the Guarantor issued by the Secretary of State as of a date no later than three (3) days prior to the Effective Date;

                  4.2.2. The Guaranty, attached as Exhibit B, executed by Guarantor as of the Effective Date;

                  4.2.3. A copy of the fidelity bond and professional errors and omissions insurance policy required pursuant to Section 7.3;

                  4.2.4. A Certificate of Incumbency for any Contractor and Guarantor signatory; and

                  4.2.5. Such other documents, copies of filings, certificates of incumbency, etc. as the Company or the Service Coordinator shall reasonably request in connection with entering into this Agreement.

         Section 4.3 Representations of the Company. The Company represents and warrants to Contractor that:

                  4.3.1. Due Organization. Each of the companies comprising the Company is a corporation chartered by the following states, duly organized and validly existing under the laws of their respective states of charter, except that each is in receivership:

         HWC:              Delaware
         HOW:              District of Columbia
         HOWIC:   Commonwealth of Virginia

                  4.3.2. Authority. The Company has all requisite power and authority to execute, deliver and perform this Agreement.

                  4.3.3. Approvals. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary regulatory and other action required of the Company therefor and has been approved by all parties whose approval is required.

                  4.3.4. Enforceability. This Agreement shall constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as limited by insolvency, receivership and similar laws from time to time in effect and by the terms of the Receivership Orders.


                                   ARTICLE 5.

                                  TERMINATION

         Section 5.1 Termination. This Agreement may be terminated upon the occurrence of any of the following events:

                  5.1.1. Without Cause. At the option of the Company, upon one hundred eighty (180) days' prior written notice of termination to Contractor, without cause.

                  5.1.2. Breach. At the option of either party, upon thirty
(30) days' prior written notice of termination to the other-party, for any Material breach by such other party of this Agreement if the party in breach does not cure the breach within thirty (30) days after its receipt of written notice of the breach. Without limiting the generality of the foregoing, Contractor's violation of Section 5.4 or 7.3 below, or failure to meet one or more of the Services listed at Schedule 1 or the Manuals, shall constitute a Material breach of this Agreement.

                  5.1.3. Insolvency of Contractor. At the option of the Deputy Receiver, upon ten (10) days' prior written notice of termination to Contractor if (i) a receiver, custodian or trustee is appointed for Contractor or all or substantially all its assets, which appointment is not contested, or if contested is not vacated within ninety (90) days following the date of such appointment, (ii) a petition is filed by or against Contractor under any present or future section or chapter of the Bankruptcy Code (11 U.S.C. ss.ss. 101 et seq.), or under any similar law or statute of the United States or of any state (which, in the case of an involuntary proceeding, is not contested, or if contested is not permanently discharged, dismissed, stayed or vacated, as the case may be, within ninety (90) days of commencement), or any order for relief (other than a petition under the Bankruptcy Code) is entered against Contractor in any such proceedings, (iii) Contractor becomes insolvent or admits its insolvency, (iv) Contractor takes any corporate action with a view toward dissolution or liquidation or ceases to do business, (v) Contractor makes a transfer in fraud of creditors or makes a general assignment for the benefit of creditors, (vi) any other event of Contractor insolvency occurs, or
(vii) any events described in (i) through (vi) occurs with respect to The Millers Group of Companies, including Millers Mutual Fire Insurance Company and Millers Casualty Insurance Company.

                  5.1.4. Delay in Conversion. At the option of the Deputy Receiver, upon ten (10) days' written notice of termination to Contractor, if Conversion has not been completed by April 30, 1996.

                  5.1.5. Illegal Acts. At the option of the Deputy Receiver, effective immediately upon the delivery of written notice to Contractor, if Contractor commits any substantial and Material illegal or fraudulent act in connection with this Agreement.

         Section 5.2 Effect of Termination. The termination of this Agreement for any reason shall not affect any right, obligation, debt or liability which has accrued under this Agreement on or before the date of such termination or that accrues after the date of such termination under any provision of this Agreement that extends beyond such termination; provided, that, at the option of the Company, it may promptly reacquire the Computer Systems previously sold to Contractor pursuant to Section 2.20.2 at a mutually agreed upon price representing the then fair market value of the computer system; provided, that if Contractor has breached this Agreement, the Company shall be entitled to offset accrued fees and any other amounts owed to Contractor against the losses incurred or likely to be incurred by the Company by reason of such breach. If either party-defaults under this Agreement, the other party may exercise any and all rights, remedies and recourses granted under this Agreement or now or hereafter existing at law or in equity.

         Section 5.3 Final Accounting. As soon as reasonably possible after the termination date of this Agreement, by lapse of time or otherwise, Contractor and the Deputy Receiver will jointly prepare a final accounting that reflects the accrued fees and other amounts payable to Contractor for the year in which this Agreement terminates. The Deputy Receiver shall not be obligated to pay Contractor for any Services performed during the final month of this Agreement until Contractor (a) gives the Deputy Receiver all Records in Contractor's possession and all Records contained in Contractor's computer systems in the form outlined in Section 2.14 or in accordance with the Service Coordinator's instructions, (b) provides reasonable assistance to the Deputy Receiver and the Service Coordinator in transferring responsibility for administration of the Policies to the Company or its designee, and (c) returns all funds or assigns authority over funds in the Disbursement Account and any other bank accounts held for the benefit of the Company, the Home Owners or the policyholders.

         Section 5.4 Trust Funds. Notwithstanding any other provision of this Agreement, it is expressly agreed that all funds (other than earned fees and expense reimbursements) received by Contractor by reason of, or under, this Agreement constitute trust funds held by Contractor in a fiduciary capacity and shall never become the property of Contractor. In the event of this Agreement's termination Contractor shall immediately return to the Deputy Receiver immediately, and without reduction, the full amount of all such funds. Contractor further agrees to take no legal or other steps to exercise control or acquire any rights to any such funds. It is expressly agreed that any action by Contractor, or by any Person on Contractor's behalf, that violates this section shall constitute a Material breach of this Agreement entitling the Deputy Receiver, in addition to exercising its other rights and remedies under this Agreement, at law or in equity, to declare an immediate and complete forfeiture of any and all fees and expense reimbursements to which Contractor may then be entitled hereunder. It is also agreed that this provision shall survive termination of this Agreement and that the obligations arising hereunder shall not be dischargeable in bankruptcy.

         Section 5.5 Termination Fee. If termination arises from a termination notice given to Contractor by the Company in accordance with Section 5.1.1, a termination fee shall be due Contractor, as provided by this Section 5.5, within thirty (30) days after the termination date, provided, that no fee shall be due Contractor unless it has faithfully performed the Services herein and otherwise complied with the terms of this Agreement. Termination date, as provided by this Section 5.5, means the date which arises one hundred eighty
(180) days after written notice of termination by the Deputy Receiver. A termination fee totaling ONE MILLION DOLLARS ($1,000,000) shall be due Contractor if a termination notice is given to it by the Deputy Receiver, pursuant to Section 5.1.1, within the first fourteen (14) months following the Effective Date. If a termination notice is given to the Contractor by the Deputy Receiver, pursuant to Section 5.1.1, after the first fourteen (14) months but before the twentieth (20th) month following the Effective Date, a termination fee is due Contractor, but this fee shall be reduced from ONE MILLION DOLLARS ($1,000,000) to FIVE HUNDRED THOUSAND DOLLARS ($500,000). If a termination notice is given to the Contractor by the Deputy Receiver, pursuant to Section 5.1.1., at any time during the Term but after the first twenty (20) months following the Effective Date, the Contractor shall not be entitled to a termination fee of whatsoever nature. The termination fees referenced by this
Section 5.5 are not in lieu of other compensation due the Contractor under this Agreement.

                                   ARTICLE 6.

                            CONFIDENTIAL INFORMATION

         Section 6.1 Confidential Information. As used herein, the term "confidential information," as such term relates to the Company, includes the Records and all other information that is acquired by Contractor as an incident to its performance of this Agreement, that reasonably appears to be confidential, that was treated by the Company or the Service Coordinator as confidential, or that is designated as confidential or proprietary by the Company or the Service Coordinator, and that had not become public information prior to its disclosure by the Company or the Service Coordinator to Contractor and, as such term relates to Contractor, means all information that is acquired by the Company or the Service Coordinator from Contractor as an incident to its performance of this Agreement, that reasonably appears to be confidential, that was treated by Contractor as confidential, or that is designated as confidential or proprietary by Contractor, and that had not become public information prior to its disclosure by Contractor to the Company or the Service Coordinator.

                  6.1.1. Disclosure by Legal Process. Except as required by any law or court order, including any subpoena, neither the Deputy Receiver nor Contractor (each a "Non Disclosing Party") shall disclose or permit the disclosure of any confidential information to anyone other than the other party, its representatives, or Persons designated by the other party, before and after termination of this Agreement, except as reasonably required for the Nondisclosing Party's performance of this Agreement. If an attempt is made by any Person to obtain confidential information from a Nondisclosing Party by means of legal process, including court order or subpoena, the Nondisclosing Party shall immediately notify the other party and shall reasonably cooperate with the other party in its reasonable efforts (and at its expense) to resist such attempts to obtain the confidential information from the Nondisclosing Party.

                  6.1.2. Other - Disclosure. Each party shall disclose confidential information only to its employees who require such information in the ordinary course and scope of their employment, provided that such employees shall have acknowledged and agreed to preserve such confidentiality, and that party and such employees shall use such confidential information solely in connection with their needs under this Agreement. However, such confidential information disclosed to employees shall be marked "Confidential and subject to a confidentiality agreement". In addition, Contractor will diligently protect the confidentiality and privacy rights of all policyholders and Home Owners.

                  6.1.3. Infringement. Each party agrees not to infringe on any patent, license, copyright or other proprietary right, and not to violate any right (including the right to royalties or license fees), of the other party or any other Person.

                  6.1.4. Publicity. Contractor agrees not to disclose any information regarding the Company's business or affairs to representatives of the news media without the prior written consent of the Deputy Receiver, Special Deputy Receiver or their Authorized Representatives.

         Section 6.2 Return of Confidential Information. Upon termination of this Agreement, all confidential information of each party in the possession of the other party, or in the computer systems of the other party in machine readable form, shall be returned in mutually acceptable form to the party that furnished the information to the other party.

         Section 6.3 Unauthorized Use of Claims and Policy Information. Contractor shall not use, and shall not permit any employee, agent or other Person to use, before and after termination of this Agreement, lists of names or other information relating to current or former policyholders and Home Owners covered by such Policies of insurance, their general agents, agents or solicitors, or any other information relating to the Services provided hereunder in connection with any solicitation or attempt to market, in any manner, any products or services without the prior written consent of the Deputy Receiver, Special Deputy Receiver or their Authorized Representatives.

         Section 6.4 No Improper Solicitation of Employees. Except as otherwise provided herein, during the Term and for two (2) years thereafter, either party shall not directly or indirectly solicit, attempt to employ or retain, or employ or retain any employee or representative of the other party or the Service Coordinator as an employee, independent contractor or otherwise, or take any other action to induce any person to leave the employ of the other party or the Service Coordinator or to terminate any employment relationship with the other party or the Service Coordinator, without the prior written consent of the other party or the Service Coordinator, as the case may be. Notwithstanding anything to the contrary herein, it is expressly understood and agreed that Contractor may, during the period prior to the Conversion Date, directly solicit and attempt to employ or retain employees of the Company as provided at Section 2.20.1.

         Section 6.5 Injunctive Relief. The parties acknowledge that if either party fails to comply with its obligations under this Article 6, the other party may suffer irreparable harm for which there may be no adequate remedy at law. Accordingly, if either party fails to comply with its obligations under this Article 6, then, in addition to its other remedies, the other party will be entitled immediately to injunctive relief or any other appropriate equitable remedy.


                                   ARTICLE 7.

                                INDEMNIFICATION

         Section 7.1 Duty to Indemnify. Contractor shall indemnify, defend and hold harmless the Company from and against any and all liability, loss, costs, damage or expense (including court costs and reasonable fees and costs of attorneys) incurred by, imposed upon or asserted against the Company arising from the Company's enforcement of this Agreement, Contractor's breach of this Agreement, or Contractor's negligence, willful misconduct or actions outside the scope of its authority under this Agreement. This indemnity shall survive the expiration or earlier termination of this Agreement. Company shall indemnify the Contractor for any liability, loss, costs, damage or expense (including court costs and reasonable fees and costs of attorneys) sustained by Contractor as the result of any action or error or omission of the Company prior to the Conversion Date, or such actions or errors of the Company or the Service Coordinator after the Conversion Date which do not involve the Services provided by the Contractor. The Company's duty to indemnify under this Section
7.1 shall be limited to and capped by the total amount of any unpaid compensation that may be due to the Contractor (as measured from the date that such notice of potential liability was received in writing by the Contractor) pursuant to Schedule 2 for the remaining Term of the Agreement assuming that it is not terminated early. Any indemnity reimbursement required by this Section
7.1 shall be limited to and shall only be payable from the Company's assets as a priority administrative expense of the Company.

         Section 7.2 Notice of Claims. If Contractor receives a complaint, claim, or other notice of any loss, claim, damage, liability or expense which may give rise to a claim for indemnification under Section 7.1, Contractor shall promptly notify the Service Coordinator and the Company of such complaint, claim, or other notice.

         Section 7.3 Professional Errors and Omissions Insurance and Fidelity Bond. Throughout the Term of this Agreement, Contractor, at its own expense, shall maintain professional errors and omissions insurance ("E&O Insurance") in the amount of TEN MILLION DOLLARS($10,000,000) with an insurance carrier rated no less than A-- by A.M. Best Company, with a financial size category greater than Category VIII or above as defined by A.M. Best Company. Any change to another insurance carrier or reducing the amount of professional E&O Insurance shall require the Company's consent. Contractor shall also procure from an insurance company which meets the ratings and financial size category as noted by this Section 7.3, a fidelity bond in the amount of TWO MILLION DOLLARS ($2,000,000). Such fidelity bond shall be maintained throughout the Term and shall be in form and content satisfactory to the Company, to protect the Company against loss arising from theft, error or fraudulent activity on the part of third parties or the employees of Contractor. The cost of the bond shall be borne exclusively by Contractor. The fidelity bond and E&O Insurance shall specify that thirty
(30) days' notice of cancellation shall be provided to the Deputy Receiver. Contractor shall provide the Deputy Receiver with a copy of the fidelity bond and E&O Insurance and evidence of payment as a condition precedent to effectuating this Agreement and to the payment of any fees for Services hereunder. Any renewal and substitute fidelity bond or E&O Insurance shall be delivered to the Deputy Receiver, along with evidence of payment in full of all premiums required thereunder, at least fifteen (15) days before termination of the fidelity bond or E&O Insurance being renewed or substituted.


                                   ARTICLE 8.

                            MISCELLANEOUS PROVISIONS

         Section 8.1 Non-Discrimination. Neither the Company nor Contractor will unlawfully discriminate, directly or indirectly, against any person because of disability, race, color, creed, sex or national origin, in performing this Agreement or any matter incident thereto.

         Section 8.2 Examination of Contractor Business Records. The Deputy Receiver or the Service Coordinator shall have the right to inspect the business records and operational procedures of Contractor with respect to the Company and this Agreement at any and all reasonable times and places, and to make such copies of such business records as the Deputy Receiver or the Service Coordinator may deem appropriate.

         Section 8.3 Amendment. No amendment or modification of any provision of this Agreement shall be effective unless embodied in a writing signed by both parties.

         Section 8.4 Force Majeure. Subject to Contractor's compliance with
Section 2.15 above, neither party shall be considered in breach of this Agreement or have any liability to the other party for any failure to perform its obligations hereunder if such breach or failure arises out of an intervening act, occurrence or event that is not caused by that party which substantially impairs the ability of that party to perform under, or in accordance with, this Agreement. Intervening acts, occurrences and events include: (a) any action taken or failed to be taken by the Service Coordinator in regard to the Policies materially impacting the ability of the Contractor to adequately perform the Services required of Contractor, (b) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (c) a commencement of war or armed hostilities or escalation of existing hostilities directly involving the United States, (d) armed insurrection or civil unrest, a natural disaster or any other unprecedented cataclysmic event in Richmond, Virginia, Fort Worth, Texas, or in such other location as would affect the ability of any party to perform hereunder, (e) a fundamental change in the laws affecting the regulation of the business of insurance.

         Section 8.5 Service Coordinator. Contractor acknowledges that at such time as the Service Coordinator is appointed by the Deputy Receiver, the Service Coordinator shall be authorized and directed by the Deputy Receiver to oversee Contractor's performance under this Agreement. Contractor and the Service Coordinator shall meet periodically to discuss matters of policy, asset recovery, claim administration, customer service, and Company operations. Contractor is hereby authorized and directed by the Deputy Receiver to observe faithfully all instructions of the Service Coordinator. The Service Coordinator will be empowered by the Deputy Receiver to exercise, in the name and on behalf of the Deputy Receiver, all power and authority of the Deputy Receiver under this Agreement. Service Coordinator shall be entitled to all the indemnities and protections afforded the Company and the Deputy Receiver as set forth herein. The Deputy Receiver may designate a new service coordinator at any time upon three (3) days' written notice to Contractor. Contractor will use its best efforts to cooperate with and abide by the requests of Service Coordinator.

         Section 8.6 Notices. Unless otherwise agreed by the parties, any notices, document or reports or deliveries of Records required or permitted to be given to either party in connection with this Agreement shall be delivered personally, sent by overnight courier service, sent by facsimile transmission, or mailed by express mail or registered or certified mail, in any case, return receipt requested, or other similar means which results in written evidence of receipt by the addressee to the address of such party set forth below, and shall be effective upon receipt thereof by the addressee unless otherwise provided by this Agreement:

If to the Company:

                  Patrick H. Cantilo
                  Special Deputy Receiver
                  HOW Insurance Company
                  c/o Cantilo, Maisel & Hubbard, L.L.P.
                  111 Congress Avenue, Suite 1700
                  Austin, TX 78701
                  Facsimile: (512) 404-6550
with a copy to:

                  Mark F. Bennett
                  Counsel to the Deputy Receiver
                  HOW Insurance Company
                  c/o Cantilo, Maisel & Hubbard, L.L.P.
                  111 Congress Avenue, Suite 1700
                  Austin, TX 78701
                  Facsimile: (512) 404-6550

with a copy to:

                  SERVICE COORDINATOR to a Person and address as may be designated by the Deputy Receiver at a later date.

If to Contractor:

                  Mark B. Cloutier
                  President & Chief Operating Officer
                  MiliRisk
                  300 Burnett Street
                  Fort Worth, TX 76102-2799
                  Facsimile: (817) 877-0805

or to such other address or addresses as either party may specify in a notice given to the other party in the manner prescribed above.

         Section 8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, notwithstanding that it shall be deemed to be performable in Dallas or Tarrant Counties, Texas. Venue for any cause of action between the parties shall be deemed to be exclusively in the Commission or other state court of competent jurisdiction in Richmond, Virginia.

         Section 8.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under All Applicable Laws. However, if any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected.

         Section 8.9 Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of Contractor and the Deputy Receiver and their successors and permitted assigns. Contractor may not assign or transfer any of its rights, privileges or powers or delegate any of-its duties or obligations under this Agreement, voluntarily or by operation of law, without the prior written consent of the Deputy Receiver. Any attempted assignment in violation of this section shall be void.

         Section 8.10 Headings. The headings contained in this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

         Section 8.11 Counterparts. Any number of counterparts of this Agreement may be executed and delivered, and each shall be considered an original, and together they shall constitute one Agreement.

         Section 8.12 General Terms. The definitions in Article 1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereof", "hereto", "herein", "hereunder" and other words of similar import shall be deemed to refer to this Agreement as a whole.

         Section 8.13 Independent Contractor. Contractor shall act subject to the oversight of the Deputy Receiver and the Service Coordinator in performing this Agreement. However, the Deputy Receiver and the Service Coordinator shall not have the right to control the details of Contractor's work and, therefore, Contractor shall be an independent contractor. Contractor shall not be considered a partner, joint venturer or associate of the Company, the Deputy Receiver and the Service Coordinator. Contractor shall be a fiduciary of the Deputy Receiver and shall comply with all the obligations of a fiduciary, in connection with its issuance of checks, handling of financial matters on behalf of the Deputy Receiver and the performance of the Services hereunder.

         Section 8.14 Complete Agreement. This Agreement and the exhibits and schedules attached hereto represent the final and complete agreement between the parties, and supersede all prior discussions, negotiations and agreements, written or oral, related to the administration of the Policies.

         Section 8.15 Construction. The parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or schedules attached hereto.

         Section 8.16 Time. With respect to all provisions of this Agreement, time is of the essence; provided, that if the final (but not any interim) date of any period set forth herein falls on a Saturday, Sunday or legal holiday under the laws of the Commonwealth of Virginia or the United States of America, the final date-of such period shall be extended to the next day that is not a Saturday, Sunday or legal holiday.

         Section 8.17 No Implied Waivers; Remedies. No failure or delay on the part of a party in exercising any right, privilege, power or remedy under this Agreement, and no course of dealing shall operate as a waiver of any such right, privilege, power or remedy, nor shall any single or partial exercise of any right, privilege, power or remedy under this Agreement preclude any other or further exercise of such right, privilege, power or remedy. No waiver shall be asserted against the Company and the Deputy Receiver unless duly signed in writing on behalf of the Deputy Receiver. The rights, privileges, powers and remedies available to the parties hereto are cumulative and not exclusive of any other rights, privileges, powers or remedies provided by statute, at law, in equity or otherwise. Except as provided in this Agreement, no notice to or demand on a party in any case shall entitle such party to any other notice or demand in any similar or other circumstances or constitute a waiver of the right of the party giving such notice or making such demand to take any other action in any circumstances without notice or demand.

         Section 8.18 Attorneys' Fees. In the event of any action between Contractor and the Deputy Receiver seeking enforcement of any of the terms and conditions of this Agreement, the prevailing party to such action shall be awarded, in addition to damages, injunctive or other relief, its reasonable costs and expenses, including its court costs and reasonable attorneys' fees.

         Section 8.19 Dispute Resolution. Unless otherwise agreed, all disputes between the Company and Contractor with respect to this Agreement shall be resolved by appropriate proceedings brought before the Commission or other state court of competent jurisdiction in Richmond, Virginia. No arbitration or alternative dispute resolution procedure shall be used or available to resolve any issue arising under or with respect to this Agreement.

         Section 8.20 Travel. Contractor understands that the Company is subject to the jurisdiction of the Commission (located in Richmond, Virginia) and that the Company's principal place of business is in Richmond, Virginia. Contractor acknowledges and agrees that Contractor shall have to travel to Richmond, Virginia, Austin, Texas or other geographic locations to attend meetings with the Deputy Receiver's representatives or the Service Coordinator upon request.

         Section 8.21 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the Deputy Receiver, the Company and Contractor and their successors and assigns, and they shall not be construed as conferring any rights on any other Persons.

         Section 8.22 Consent. In any instance in this Agreement where the consent or approval of the Deputy Receiver or the Special Deputy may be given or is required, or where any determination, judgment or decision is to be rendered by the Company, the granting, withholding or denial of such consent and, except as stated herein, the rendering of such determination, judgment or decision shall be made or exercised by the Deputy Receiver (or the Service Coordinator) at its sole and exclusive option and in its sole and absolute discretion. The Deputy Receiver may withhold, delay or condition its consent for any or no reason. No consent by the Deputy Receiver required under this Agreement shall be effective unless embodied in a writing signed by the Deputy Receiver or his Authorized Representative, and then such consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 8.23 Representative Capacity. The parties acknowledge and agree that the Deputy Receiver, Special Deputy Receiver, their Authorized Representatives, and anyone acting on their behalf with respect to this Agreement, shall be deemed to be a public officer acting in his or her official capacity on behalf of the Commonwealth of Virginia and shall at all times be relieved from individual liability for any and all actions taken or failed to be taken by him or her, including any actions taken or failed to be taken in good faith in reliance upon the opinion or advice of counsel, except to the extent any such action or inaction constitutes willful misconduct or fraud. Contractor acknowledges expressly that the Deputy Receiver and the Special Deputy Receiver have full legal authority to bind and act for the Company. Any action or notification required, or contemplated, from the Company hereunder may be taken or provided by the Deputy Receiver or the Special Deputy Receiver. Whenever in this Agreement reference is made to action by or against, or notice from or to, the Company, such reference shall be deemed to include the Deputy Receiver and the Special Deputy Receiver. In the event of conflict between directions received by Contractor from the Service Coordinator and from the Deputy Receiver or the Special Deputy Receiver, the directions received from the Deputy Receiver or the Special Deputy Receiver shall take precedence.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

EXECUTED AND DELIVERED this 12TH day of March, 1996.


                  THE COMPANY:

                  HOW Insurance Company, a Risk Retention Group, Home Warranty Corporation and Home Owners Warranty Corporation In Receivership For Rehabilitation Or Liquidation


                  By: /s/ STEVEN T. FOSTER
                     ----------------------------------------------------------
                           Steven T. Foster, solely in his capacity
                           as Deputy Receiver


EXECUTED AND DELIVERED this 12th day of March, 1996.


                  CONTRACTOR:

                  Miller Integrated Resources, Inc., a Texas corporation, dba MiliRisk,


                  By: /s/ F. GEORGE DUNHAM, III
                     ---------------------------------------------------------
                           Name: F. George Dunham, III
                           Title: President and Chief Executive Officer